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                                                                      Exhibit 8

                                August 23, 1996


Board of Directors
Security Capital Atlantic Incorporated
Six Piedmont Center
Atlanta, Georgia  30305

     Re:  Security Capital Atlantic Incorporated
          Registration Statement Form S-11 (No. 333-07071)
          ------------------------------------------------

Ladies and Gentlemen:

     In connection with the offering of Shares/1/ in Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), pursuant to the S-11 Registration Statement filed with the Securities Exchange Commission on June 28, 1996, as amended (the "Registration Statement"), you have requested our opinions concerning (i) the qualification and taxation of ATLANTIC as a REIT and (ii) the information in the Registration Statement under the headings "PROSPECTUS SUMMARY
- -- Tax Status of Atlantic" and "FEDERAL INCOME TAX CONSIDERATIONS."

     In formulating our opinions, we have reviewed and relied upon the Registration Statement (including the Prospectus of Homestead), such other documents and information provided by you, and such applicable provisions of law as we have considered necessary or desirable for purposes of the opinions expressed herein.

     In addition, we have relied upon certain representations made by ATLANTIC relating to the organization and actual and proposed operation of ATLANTIC and its relevant subsidiaries. For purposes of our opinions, we have not made an independent investigation of the facts set forth in such documents, representations from ATLANTIC or the Registration Statement. We have, consequently, relied upon your representations that the information presented in such documents, or otherwise furnished to us, accurately and completely describes all material facts.

- --------------------

/1/ Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

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Board of Directors
Security Capital Atlantic Incorporated
August 23, 1996
Page 2


     In rendering these opinions, we have assumed that the transactions contemplated by the foregoing documents will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. Our opinions expressed herein are based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions, could adversely affect our conclusions.

     Based upon and subject to the foregoing, it is our opinion that:

     1. Beginning with ATLANTIC's taxable year beginning on May 12, 1994, ATLANTIC has been organized in conformity with the requirements for qualification as a REIT under the Code, and ATLANTIC's actual and proposed method of operation, as described in the Registration Statement and as represented by ATLANTIC has enabled it and will continue to enable it to satisfy the requirements for qualification as a REIT.

     2. The information in the Registration Statement under the headings "PROSPECTUS SUMMARY -- Tax Status of Atlantic" and "FEDERAL INCOME TAX CONSIDERATIONS," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

     Other than as expressly stated above, we express no opinion on any issue relating to ATLANTIC or to any investment therein.

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Board of Directors
Security Capital Atlantic Incorporated
August 23, 1996
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the caption "FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement.

                                       Very truly yours,


                                       MAYER, BROWN & PLATT